Exhibit 19.1

SURF AIR MOBILITY INC. INSIDER TRADING POLICY

(as of October 9, 2023)

1.
Background and Purpose of Policy

Surf Air Mobility Inc. (the “Company”) and all directors, officers and employees of the Company and its subsidiaries, if any, are subject to federal and state “insider trading” laws with respect to transactions involving Company securities. These laws prohibit (a) trading in (as defined in Section 4 below) Company securities on the basis of Material Nonpublic Information (as defined in Section 3 below), and (b) disclosing Material Nonpublic Information to others who might trade on the basis of that information. As further described in Section 9 below, anyone violating these laws is subject to personal liability and could face criminal penalties. Under certain circumstances, companies and their controlling persons could also be subject to liability if they fail to take reasonable steps to prevent insider trading by company personnel.

The Company has adopted this policy to promote compliance with federal and state insider trading laws and to protect the Company and its directors, officers and employees (including employees and officers of any subsidiaries of the Company) from the serious liabilities and penalties that can result from trading in Company securities in violation of these laws. You, however, are responsible for ensuring that you do not violate federal or state insider trading laws or this policy.

2.
Scope of Policy

This policy applies to (a) all directors, officers and employees of the Company or its subsidiaries, if any, and (b) any other persons, such as contractors or consultants, whom the Company’s Chief Financial Officer, as the compliance officer for the Company (the “Compliance Officer”), has designated as subject to this policy because such other persons have access to Material Nonpublic Information concerning the Company or its subsidiaries, if any. The restrictions in this policy also apply to each such person’s spouse; any parent, stepparent, child, stepchild, sibling or in-law or other family members; other members of such person’s household; any corporation, partnership or other entity that is controlled or managed by such person; and any trust for which such person is the trustee or has a beneficial pecuniary interest (each, a “Related Party”). Directors, officers, employees and other persons designated as subject to this policy are responsible for ensuring compliance by their Related Parties. All persons identified in this paragraph are hereinafter referred to in this policy as “insiders.” This policy only provides guidelines and the directors, officers, employees and other persons designated as subject to this policy are still ultimately responsible for ensuring that they and their respective Related Parties do not violate insider trading laws or this policy.

3.
Definition of Material Nonpublic Information

Trading in Company securities “on the basis of” Material Nonpublic Information about the Company or Company securities is prohibited. The term “on the basis of” is generally determined to be met where the person trading in securities was aware of or possessed the Material Nonpublic Information at the time of the transaction. For purposes of determining whether information is “Material Nonpublic Information,” the following provisions apply:

A.
Material Information. Information about the Company or Company securities is considered “material” if there is a substantial likelihood that a reasonable investor would consider the information important in making a decision to purchase, hold or sell Company securities. Any information, if publicly disclosed, that could be expected to affect the value of the Company’s securities, whether it is positive or negative, should be considered material information. While it is

Exhibit 19.1

not possible to define all categories of material information, the following list illustrates various items that could be regarded as material:

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earnings information and projections of earnings information, including estimates of earnings, sales and income or loss, and information regarding expenses, funds from operations, funds available for distribution, liquidity and other non-public financial information;
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a pending or proposed merger, acquisition or tender offer;
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a pending or proposed acquisition or disposition of significant assets;
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a pending or proposed significant joint venture or strategic partnership;
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a restructuring of the Company;
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impending bankruptcy or financial liquidity problems;
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offerings of additional securities, significant borrowings or other financing transactions out of the ordinary course;
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declaration of a dividend, changes in dividend policies or declaration of a stock split;
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the establishment of a repurchase program for Company securities;
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changes in senior management or key personnel of the Company, or the composition of the Company’s Board of Directors, including information concerning the business and personal lives of the foregoing;
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a change in auditors or notification that the Company may no longer rely on an auditor’s audit report;
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developments regarding joint venture partners, borrowers, operators, lenders, or acquisition/investment targets of the Company (including the entry into, amendment or loss of an important contract or other arrangement with any of the foregoing);
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changes in credit ratings and actual or potential defaults;
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new major contract or the loss of such contracts;
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the gain or loss of a significant vendor or supplier;
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significant related party transactions;
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significant regulatory actions or governmental investigations involving the Company or significant actual or threatened litigation matters and developments in such litigation;
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material compliance by the Company with any rules or standards for the continued listing of the Company’s common stock on the applicable securities exchange registered as a national securities exchange under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
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a material cybersecurity incident or other significant disruption in the Company’s operations due to a breach or unauthorized access of the Company’s information technology infrastructure; and
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the imposition of an event-specific restriction on trading in Company securities or the extension or termination of such restriction.

Because trading that receives scrutiny will be evaluated after the fact with the benefit of hindsight, questions concerning the materiality of particular information should be resolved in favor of materiality, and trading should be avoided.

Exhibit 19.1

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Nonpublic Information. Information that has not been disclosed to the public is generally considered to be “nonpublic” information unless and until it has been effectively communicated to the public and sufficient time has elapsed to permit the market to absorb and evaluate the information. In order to establish that the information has been effectively communicated to the public, it may be necessary to demonstrate that the information has been widely disseminated. Information generally would be considered widely disseminated if it has been distributed through the Dow Jones “broad tape,” newswire services, a broadcast on widely-available radio or television programs, publication in a widely-available newspaper, magazine or news website or in a public disclosure document filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website. By contrast, information would likely not be considered widely disseminated if it is available only to the Company’s employees, or if it is only available to a select group of analysts, brokers and/or institutional investors. As a general rule, for the purposes of this Policy, information should be considered nonpublic until the closing of the first full trading day after public disclosure. Depending on the particular circumstances, the Company may determine that a longer period should apply to the release of specific Material Nonpublic Information. “Trading day” means a day on which national securities exchanges are open for trading.

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Restrictions Under This Policy

In addition to restrictions set forth elsewhere in this policy, all insiders who are aware of Material Nonpublic Information are prohibited from (a) trading in Company securities, except as expressly permitted by this policy, (b) recommending that any person trade in Company securities,

(c) disclosing Material Nonpublic Information to any person, including any Related Party, or (d) assisting anyone engaged in the above activities. The Company strongly discourages all insiders from giving trading advice concerning the Company or its securities to third parties even when the insiders do not possess Material Nonpublic Information about the Company or its securities. All inquiries from outsiders regarding Material Nonpublic Information about the Company or its securities must be forwarded to the Compliance Officer.

In addition, insiders who, in the course of their employment with the Company or its subsidiaries, if any, learn of material nonpublic information about another company with which the Company or its subsidiaries, if any, does business may not (a) trade in that company’s securities until the information becomes public or is no longer material, or (b) disclose such information to any other person or recommend that any person trade in that company’s securities.

For purposes of this policy, “trade in” or “trading in” securities includes:

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all open market purchases or sales of Company common stock and any other class of securities of the Company;
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the sale of Company common stock acquired upon the vesting of equity-based awards or the exercise of stock options, including by way of broker-assisted cashless exercise;
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purchases and sales of derivative securities or any interest or position relating to the future price of Company securities, such as put options, call options and short or forward sales; and
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gifts of Company securities (including charitable donations and transfers for estate planning purposes).

Notwithstanding the foregoing, “trading in” securities for the purposes of this Policy does not include: (a) the vesting of equity- based awards, (b) the reacquisition or withholding of Company securities by the Company to satisfy a tax withholding obligation upon the vesting of equity-based awards, (c) the crediting of dividend equivalents by the Company on outstanding equity awards in accordance with the terms of the applicable award agreement, (d) the payment by the Company of vested equity awards and (e)

Exhibit 19.1

the acquisition of securities upon the exercise of stock options where the exercise price and applicable tax withholding amounts are paid in cash or if there is a “net exercise.” A “net exercise” is the use of the shares underlying a stock option to pay the exercise price and/or tax withholding obligation.

In addition, trading in Company securities pursuant to a Trading Plan (as such term is defined in Section 7 below), is not subject to the trading prohibitions contained in this policy, provided that the Trading Plan has been approved and adopted in accordance with Section 7 below.

To the extent the Company establishes a dividend reinvestment and/or stock purchase plan (a “DRIP”), this policy shall not apply to “purchases” of such DRIP resulting from reinvestment of dividends paid on the Company’s securities under a standing election. However, this policy shall apply in connection with (i) the initial election to participate in any such DRIP or any election to modify the level of participation under such DRIP, (ii) voluntary purchases of the Company’s securities resulting from additional contributions to such DRIP, and (iii) the sale of any of the Company’s securities purchased under such DRIP.

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Quarterly Blackout Periods and Mandatory Pre-Clearance for Designated Insiders

The Company’s announcement of its annual or quarterly financial results almost always has the potential to have a material effect on the market for the Company’s securities. Therefore, to avoid the appearance that an insider traded while aware of Material Nonpublic Information, this policy prohibits each person identified by the Compliance Officer as a “Designated Insider” on Exhibit A and each Related Party of such Designated Insider, from trading in Company securities beginning at 5:00 p.m. Eastern Time (the “Close of Business”) on the day that is two weeks prior to the end of the fiscal quarter, or such other period as may be set by the Board of Directors, and ending on the Close of Business at the end of the first full trading day after the date the Company publicly announces its annual or quarterly earnings (each, a “Quarterly Blackout Period”). The existence or non-existence of a blackout period does not alter the general prohibitions against trading based on Material Nonpublic Information, which are applicable at all times.

In addition, the Company requires each Designated Insider who desires to trade in Company securities other than during a Quarterly Blackout Period or any Special Blackout Period (as defined below) to obtain written clearance of the proposed transaction from the Compliance Officer or any other person designated by him or her prior to initiating such transaction. Requests for pre-clearance should be submitted to the Compliance Officer at least three business days in advance of the proposed transaction and the person requesting pre-clearance must certify to the Compliance Officer or his or her designee in writing that such person is not in possession of Material Nonpublic Information concerning the Company or its securities. The Designated Insider must complete the proposed trade within two business days after the approval is granted. The Compliance Officer, or his or her designee, is under no obligation to approve a trade submitted for pre- clearance, and may determine not to permit a trade. If a Designated Insider seeks pre-clearance and permission to engage in the trade is denied, then such Designated Insider should refrain from initiating any trade in Company securities and should not inform any other person of such denial. Notwithstanding the foregoing, transactions in Company securities pursuant to a Rule 10b5-1 trading plan are not subject to the pre-clearance requirements of this paragraph; provided that the Rule 10b5-1 trading plan has been pre-approved as described below in Section 7.

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Special Blackout Periods

From time to time, due to material developments known to the Company that have not been disclosed publicly, the Company may impose a special blackout period (each, a “Special Blackout Period”) in addition to the Quarterly Blackout Period. During any Special Blackout Period, Designated Insiders, and

Exhibit 19.1

any other insiders designated by the Board of Directors, and their respective Related Parties will not be permitted to trade in Company securities. No insider may disclose to any other person that a Special Blackout Period has been designated. For the avoidance of doubt, the trading restrictions imposed under Quarterly Blackout Periods and Special Blackout Periods includes any outstanding “stop-loss” or “limit” orders requested prior to such periods that have not been fulfilled prior to the beginning of such periods, unless such orders are otherwise expressly excepted by this policy.

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Trading Plans

Rule 10b5-1 under the Exchange Act provides an affirmative defense from insider trading liability under the federal securities laws for trading plans that meet certain requirements of such rule (each, a “Trading Plan”). An insider that has adopted a Trading Plan in compliance with Rule 10b5-1 under the Exchange Act can engage in transactions over an extended period of time, even during a Quarterly Blackout Period or Special Blackout Period, as long as the insider is not aware of Material Nonpublic Information at the time the insider entered into the Trading Plan and has acted in good faith with respect to the plan.

Insiders may trade in Company securities pursuant to a Trading Plan, provided that the Trading Plan has been approved in advance by the Compliance Officer of the Company (or any other person designated by him or her) prior to the individual’s entry into the Trading Plan. In the event that the Compliance Officer of the Company desires to trade in Company securities pursuant to a Trading Plan, pre-approval of such plan by the Chief Executive Officer is required. While the Company’s Compliance Officer (or Chief Executive Officer, in the case of a Trading Plan proposed to be adopted by the Compliance Officer) has absolute discretion whether to approve a proposed Trading Plan, the Trading Plan must comply with the following minimum requirements:

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the Trading Plan must be adopted at a time other than during a Quarterly Blackout Period or Special Blackout Period and when the insider is not aware of Material Nonpublic Information, and the Trading Plan must contain a representation confirming that the insider is not aware of material non-public information about the Company or its securities;

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the insider must enter into the Trading Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act, the insider must act in good faith with respect to the Trading Plan, and the Trading Plan must contain a representation confirming that such plan is being “entered into in good faith” and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1;

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the Trading Plan must be a written plan or binding contract and must specify the amount of securities to be traded, the prices and the date of transactions or a written algorithm or formula for determining the amounts, prices and dates of transactions under the Trading Plan;

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the Trading Plan must have a minimum duration of six months and a maximum duration of [two years], unless a shorter or longer term is approved by the Compliance Officer (or Chief Executive Officer, in the case of a Trading Plan proposed to be adopted by the Compliance Officer);

•
sales or purchases may not commence under the Trading Plan until the expiration of a waiting period which is the later of (i) 90 days after such plan is adopted, or (ii) two (2) business days

Exhibit 19.1

following the filing of the Company’s Form 10-Q or Form 10-K containing financial results for the fiscal quarter in which the Trading Plan was adopted (subject to a maximum waiting period of 120 days) (such period in which trades may not occur, the “Cooling-Off Period”);

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no more than one Trading Plan to effect open market purchases or sales of the same class of securities may be in effect at any time with respect to Company securities beneficially owned by an insider, except that, during the term of a Trading Plan, such insider may:
o
adopt a Trading Plan in compliance with this policy with any transactions to take effect upon the completion or expiration of the insider’s current Trading Plan; provided, however, that if the insider’s current Trading Plan is terminated before its originally scheduled completion date, then the Cooling-Off Period for the later-commencing Trading Plan shall run from the date of such termination (and not from the date the later-commencing Trading Plan was adopted); and
o
enter into another contract, instruction or plan providing only for the sale of such securities as are necessary to satisfy tax withholding obligations arising exclusively from the vesting of a compensatory award, and provided that the insider does not exercise control over the timing of such sales (a “Sell-to-Cover Plan”);

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other than Sell-to-Cover Plans, no more than one (1) Trading Plan providing for the open-market purchase or sale in a single transaction of the total amount of Company securities subject to the Trading Plan may be adopted within any twelve (12) month period;

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during the term of a Trading Plan, all transactions covered by the Trading Plan must occur pursuant to such plan and an insider may not alter or deviate from the terms of the Trading Plan or enter into or alter a corresponding or hedging transaction or position with respect to the securities to be purchased or sold under the Trading Plan;

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any modification or termination of a Trading Plan must be pre-approved in advance by the Compliance Officer of the Company (or any other person designated by him or her) prior to any such modification or termination, and a modification of a Trading Plan must satisfy all of the requirements of Rule 10b5-1 and the provisions of this Section 7 as if such modification constituted the adoption of a new Trading Plan (it being understood that a modification of a Trading Plan includes any change to the amount, price, or timing of the purchase or sale of securities under such plan, but shall not include the substitution of the broker executing trades thereunder as long as such modified plan does not change the price, amount of securities to be purchased or sold or dates on which such purchases or sales are to be executed);

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the Trading Plan must contain and comply with such other terms, conditions and restrictions as may be required by Rule 10b5-1 and applicable SEC rules as in effect from time to time.

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Additional Restrictions on Trades by Insiders

The following additional restrictions apply to any trading in Company securities by insiders:

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Short Sales. Short sales of the Company’s securities (generally, the sale of a security that the seller does not own) may evidence an expectation on the part of the seller that the securities will decline in value, and therefore signal to the market that the seller lacks confidence in the Company’s prospects. Additionally, short sales may reduce a seller’s incentive to seek to

Exhibit 19.1

improve the Company’s performance. For these reasons, insiders are prohibited from engaging in short sales of Company securities, which are illegal for officers and directors pursuant to Section 16(c) of the Exchange Act.
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Publicly Traded Options. Trading in “puts” and “calls” (publicly traded options to buy or sell stock) or other derivative securities may create the appearance that an insider is trading based on Material Nonpublic Information and focus an insider’s attention on short-term performance at the expense of the Company’s long-term objectives. Therefore, insiders are prohibited from engaging in transactions in put options, call options or other derivative securities, on an exchange or in any other organized market, even when they are not aware of Material Nonpublic Information at the time of the transaction.
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Hedging Transactions. Certain forms of hedging or monetization transactions are complex transactions that are designed to hedge or offset any decrease in the market value of Company securities without the full risks and rewards of ownership. When that occurs, an insider entering into such transactions may no longer have the same objectives as the Company’s other stockholders. Therefore, insiders are prohibited from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities.
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Margin Accounts and Pledged Securities. Securities held by an insider in a margin account for a margin loan may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale could occur at a time when the insider is aware of Material Nonpublic Information or otherwise is not permitted to trade in Company securities, insiders are prohibited from margining the Company securities in a margin account or pledging Company securities as collateral for a loan.
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Policy Continues to Apply After Termination of Employment

This policy continues to apply to the insider’s transactions in Company securities even after an insider has terminated employment with the Company. If you are in possession of Material Nonpublic Information when your employment terminates, you may not trade in Company securities until that information has become public or is no longer material.

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Consequences of Violations of This Policy

Any violation of this policy by a director, officer or employee may result in disciplinary action, up to and including termination of employment or of other relationships with the Company, whether or not the insider’s failure to comply results in a violation of law.

In addition, individuals may be subject to civil and criminal penalties for insider trading violations. The federal government may also seek an injunction, bring administrative proceedings and/or commence criminal prosecutions, potentially resulting in fines (up to $5 million per violation), imprisonment (up to twenty years per violation) or both. Civil penalties may be sought by the government for up to three times the profits made (or three times the losses avoided).

Under certain circumstances, the Company may also be subject to civil fines equal to the greater of three times the profit made (or loss avoided) or $1 million, and criminal fines up to $25 million.

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Inquiries

Exhibit 19.1

Please contact the Compliance Officer with any questions or other inquiries regarding any of the provisions or procedures of this policy or the public or nonpublic status of Company information.

Exhibit 19.1

Exhibit A

Designated Insiders

The following insiders of the Company are considered Designated Insiders for purposes of this policy:

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All Members of the Board of Directors
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Chief Executive Officer
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President, if any
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Chief Technology Officer, if any
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Chief Financial Officer
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Chief Marketing Officer
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Chief Legal Officer
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Chief Strategy Officer
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Co-Founders
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General Counsel
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Controller
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Treasurer
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Any additional insiders that may be designated from time to time

Exhibit 19.1

Surf Air Mobility Inc. Insider Trading Policy Acknowledgment Form

I have received and read this Insider Trading Policy (the “Policy”) of Surf Air Mobility Inc. (the

“Company”), and I understand its contents. I agree to comply fully with the Policy. I understand that violations of insider trading laws may subject me to severe civil and/or criminal liabilities or penalties, and that violation of the terms of the Policy may subject me to discipline by the Company up to and including immediate termination of employment.

Instructions: Carefully read the Policy and sign this Acknowledgement Form. A signed copy of this Acknowledgment Form will be retained in your personnel file. You may retain a copy of your signed Acknowledgement Form along with the Policy for your records.

(Signature)
(Print Name)
(Title)
(Date)